EXHIBIT 10.1


                               DELUXE CORPORATION
                           DEFERRED COMPENSATION PLAN
                               (2001 RESTATEMENT)

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                               DELUXE CORPORATION
                           DEFERRED COMPENSATION PLAN
                               (2001 RESTATEMENT)

                                TABLE OF CONTENTS

                                                                            PAGE
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SECTION 1   RESTATEMENT AND PURPOSE...........................................1

            1.1.   Restatement
            1.2.   Purpose

SECTION 2   DEFINITIONS.......................................................1

            2.1.   Definitions
            2.2.   Transition Rule

SECTION 3   ELIGIBILITY FOR PARTICIPATION.....................................3


SECTION 4   ENROLLMENT AND ELECTIONS..........................................4

            4.1.   Initial Enrollment
            4.2.   Election to Defer
            4.3.   Special Rule for New Hires

SECTION 5   DEFERRAL ACCOUNTS.................................................6

            5.1.   Participant Deferral Accounts
            5.2.   Employee Benefit Plan Equivalent
            5.3.   Investment Options
            5.4.   Charges Against Deferral Accounts
            5.5.   Contractual Obligation
            5.6.   Unsecured Interest

SECTION 6   PAYMENT OF DEFERRED AMOUNTS.......................................7

            6.1.   Event of Maturity
            6.2.   Form of Distribution
                   6.2.1.   Form of Payment
                   6.2.2.   Time of Payment
                   6.2.3.   Default
                   6.2.4.   New Designation
                   6.2.5.   Code Section 162(m) Delay
            6.3.   Special Rule for eFunds Participants

SECTION 7   FINANCIAL EMERGENCY..............................................11


SECTION 8   BENEFICIARY......................................................11


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SECTION 9   NONTRANSFERABILITY...............................................12


SECTION 10  DETERMINATIONS -- RULES AND REGULATIONS..........................12

            10.1.   Determinations
            10.2.   Rules and Regulations
            10.3.   Method of Executing Instruments
            10.4.   Claims Procedure
                    10.4.1.   Original Claim
                    10.4.2.   Claims Review Procedure
                    10.4.3.   General Rules
            10.5.   Information Furnished by Participants

SECTION 11  ADMINISTRATION...................................................14

            11.1.   Company
                    11.1.1.   Chief Executive Officer
                    11.1.2.   Committee
                    11.1.3.   Management Committee
            11.2.   Conflict of Interest
            11.3.   Dual Capacity
            11.4.   Administrator
            11.5.   Named Fiduciaries
            11.6.   Service of Process
            11.7.   Administrative Expenses

SECTION 12  AMENDMENT AND TERMINATION........................................17


SECTION 13  LIFE INSURANCE CONTRACT..........................................17


SECTION 14  MERGER, CONSOLIDATION OR ACQUISITION.............................17


SECTION 15  NO VESTED RIGHTS.................................................18


SECTION 16  APPLICABLE LAW...................................................18


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                               DELUXE CORPORATION
                           DEFERRED COMPENSATION PLAN
                               (2001 RESTATEMENT)


                                    SECTION 1

                             RESTATEMENT AND PURPOSE

1.1. RESTATEMENT. Deluxe Corporation, a Minnesota corporation (hereinafter called the "Company"), established, effective as of November 15, 1983, a deferred compensation plan known as the "DELUXE CORPORATION DEFERRED COMPENSATION PLAN" (hereinafter called the "Plan"). The Plan was subsequently restated effective as of January 1, 1996, and amended effective January 1, 1997, and was restated effective October 26, 2000 (except as otherwise indicated). The Plan is now again restated effective October 26, 2000 (the "Effective Date"), except as otherwise indicated in Section 5.

1.2. PURPOSE. The purpose of the Plan is to provide a means whereby amounts payable by the Company to Participants (as hereinafter defined) may be deferred to some future period. It is also the purpose of the Plan to attract and retain as employees persons whose abilities, experience and judgment will contribute to the growth and profitability of the Company.


                                    SECTION 2

                                   DEFINITIONS

2.1. DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth below:

         (a.) "Affiliate" means a business entity which is affiliated in ownership with the Company and is recognized as an Affiliate by the Management Committee for the purposes of this Plan.

         (b.) "Base Salary" means the base salary scheduled to be paid to a Participant during a Plan Year without regard to any Incentive Compensation, or any portion deferred under this Plan.

         (c.) "Committee" means the Compensation Committee of the Board of Directors of the Company.

         (d.) "Deferral Account" means the separate bookkeeping account representing the unfunded and unsecured general obligation of Company established with

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                  respect to each Participant to which is credited the dollar amounts specified in Section 5 and from which are subtracted payments made pursuant to Sections 6 and 8.

         (e.) "Disability" means, as to a Participant who is an employee of the Company, a determination of disability under Company's Long Term Disability Plan. If the Participant is an employee of an Affiliate, "Disability" means as to such Participant, a determination of disability under the Long Term Disability Plan of such Affiliate, or, if no such Plan exists, then under the Long Term Disability Plan of the Company as if such Participant were a participant in such plan. If the Company discontinues its Long Term Disability Plan, then "Disability" shall mean long term disability as defined in any other Plan of the Company which generally defines long term disability for purposes of such other plan. In no event, however, shall a Participant be considered to have a Disability for purposes of this Plan until such time as such Participant is entitled to begin (or would be entitled to begin, if such Participant were a participant in the relevant plan) receipt of benefits under such long term disability or other relevant plan.

         (f.) "Eligible Employee" means an employee of the Company or its Affiliates who (i) is an officer or assistant officer, or (ii) has significant management or professional responsibilities, and (iii) who is highly compensated. Subject to the limitations contained in Section 3, the Management Committee from time to time may (i) establish rules governing the eligibility of employees of the Company and its Affiliates to participate in the Plan and, such rules, if adopted, shall be deemed to further define or amend, as the case may be, the definition of "Eligible Employee" herein, and (ii) permit certain employees of the Company and its Affiliates, who would not otherwise be eligible to participate in the Plan, to participate in the Plan.

         (g.)     "Event of Maturity" means any of the occurrences described in
                  Section 6.1 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

         (h.) "Incentive Compensation" means the incentive, bonus, and similar compensation that is paid to a Participant based on performance or other factors during a Plan Year without regard to any portion deferred under this Plan. Incentive Compensation shall not include any awards made under the 2000 Stock Incentive Plan, or any subparts thereof, until such time as the Management Committee determines that all or a portion of such compensation is Incentive Compensation.

         (i.) "Installment Amount" means a Deferral Account (expressed in dollars) that is to be paid during a period (having common initial and final installment dates) designated pursuant to
                  Section 6.2.1 by the Participant in writing at the time of his or her enrollment or otherwise made in accordance with this Plan.


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         (j.)     "Management Committee" means the Management Committee formed by the Chief Executive Officer pursuant to Section 12 of the Plan. "Participant" means any Eligible Employee who is affirmatively selected by the Management Committee and who elects to participate in the Plan.

         (k.) "Plan Year" means the twelve-month period coinciding with the Company's fiscal year and ending on each December 31.

         (l.) "Selected Distribution Date" shall mean the date that is designated in accordance with this Plan by the Participant in writing at the time of his or her enrollment as the date for the payment or commencement of payments of his or her Deferral Account. In the absence of an effective election of any other date, a Participant's Selected Distribution Date shall be the date of his or her Termination of Employment.

         (m.) "Termination of Employment" means a complete severance of a Participant's employment relationship with the Company and all Affiliates. A transfer from employment with the Company to employment with an Affiliate of the Company or other transfer between Affiliates or from an Affiliate to the Company shall not constitute a Termination of Employment. If an Affiliate ceases to be an Affiliate because of a sale or other disposition of substantially all its stock or assets, then Participants who are employed by that Affiliate shall be deemed to have had a Termination of Employment for the purposes of this Plan as of the effective date of such sale.

2.2. TRANSITION RULE. Subject to rules and deadlines established by the Management Committee, Participants with Deferral Accounts as of October 26, 2000 who have not commenced receiving payments under Section 5 shall have an opportunity to change the deferral election(s) for their Deferral Accounts and elect a new designation of a time and form of payment pursuant to Section 6.2.4. Such new designation must, however, apply to the entire Deferral Account such that after the new designation, the Participant shall have one Selected Distribution Date and one form of payment under Section 6 for his or her entire Deferral Account. Participants failing to make an effective new designation or not eligible for a new designation pursuant to this transition rule shall receive their distribution by giving effect to the prior effective election(s) under the Plan.


                                    SECTION 3

                          ELIGIBILITY FOR PARTICIPATION

Each Eligible Employee of the Company and its Affiliates shall be eligible to participate in the Plan and shall become a Participant upon selection by the Management Committee. In the event a Participant ceases to be an Eligible Employee, he or she shall become an inactive Participant, retaining all the rights described under the Plan, except the right to elect any further deferrals. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this


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Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and the Company shall distribute the individual's Deferral Account immediately.


                                    SECTION 4

                            ENROLLMENT AND ELECTIONS

4.1. INITIAL ENROLLMENT. Prior to the first Plan Year that an employee selected for participation becomes a Participant, such employee shall complete such forms and make such elections as required by the Company for effective administration of the Plan. Such initial enrollment:

         (a.) Shall specify the form in which distribution of the Deferral Account attributable to that enrollment shall be made under
                  Section 6 (and if such designation is not clearly made to the contrary, shall be deemed to have been an election of a single lump sum distribution).

         (b.) Shall specify the time at which distribution shall be made which shall, subject to Section 6 hereof, be the later of such Participant's Selected Distribution Date or such Participant's Termination of Employment.

         (c.) Shall be made upon forms furnished by the Company, shall be made at such time as the Company shall determine and shall conform to such other procedural and substantive rules as the Company shall prescribe from time to time.

         (d.) Shall be irrevocable once it has been accepted by the Chief Executive Officer of the Company, except to the extent that a new designation is made effective in accordance with Section 6.2.4.

         (e.)     Shall contain a deferral election made in accordance with
                  Section 4.2.

4.2. ELECTION TO DEFER. Prior to the first day of any Plan Year, a Participant may make a deferral election for that Plan Year. A separate election shall be made for each Plan Year. Each such deferral election:


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         (a.)     Shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Chief Executive Officer of the Company.

         (b.) Shall designate the amount or portion of the Participant's Incentive Compensation which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be accumulated in this Plan under Section 5 and distributed from this Plan under Section
                  6. Such designation shall be in a minimum amount of $1,000. If expressed as a percentage, such percentage shall not exceed fifty percent (50%) of such Participant's targeted Incentive Compensation. If expressed as a dollar amount, such dollar amount shall not exceed the dollar amount equivalent of fifty percent (50%) of such Participant's targeted Incentive Compensation. If a dollar amount is elected, such election shall be reduced dollar for dollar if the Incentive Compensation declared is less than the election.

         (c.) Shall designate the amount or portion of the Participant's Base Salary which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be accumulated in this Plan under Section 5 and distributed from this Plan under Section 6. Such designation shall be in a minimum amount of $1,000, and may be up to 100 percent (100%) of such Participant's Base Salary, less all FICA, federal, state and/or local income tax liabilities, and shall be automatically revoked if the Base Salary of the Participant is reduced during the Plan Year for which such election is made.

         (d.) Shall be made upon forms furnished by the Company, shall be made at such time as the Company shall determine, shall be made before the beginning of the Plan Year with respect to which it is made and shall conform to such other procedural and substantive rules as the Company shall prescribe from time to time.

4.3. SPECIAL RULE FOR NEW HIRES. Notwithstanding anything to the contrary in this Plan, the Management Committee may designate an employee of the Company or its Affiliates as an Eligible Employee in the employee's year of hire if the new hire satisfies the eligibility requirements of Section 3. In such cases, the new hire may, prior to commencement of employment, make a deferral election for the current Plan Year as provided in Sections 4.1 and 4.2, except for the requirement that the election be made prior to the first day of the Plan Year. Such newly hired Participants, however, may defer Base Salary only and may not defer Incentive Compensation. Such new hires may also defer any hiring bonus provided by Company. In addition to Base Salary and hiring bonuses, a new hire may be allowed to defer other compensation as approved by the Management Committee. The newly hired Participant shall make deferral elections according to Sections 4.1 and 4.2 for Plan Years after the year of hire, as long as the employee continues to be an Eligible Employee.


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                                    SECTION 5

                                DEFERRAL ACCOUNTS
                           (EFFECTIVE JANUARY 1, 2000)

5.1. PARTICIPANT DEFERRAL ACCOUNTS. The Company shall establish and maintain a bookkeeping Deferral Account for each Participant. The Company shall, from time to time, provide each Participant with a statement indicating the balance of such Participant's Deferral Account. At its discretion the Company may obtain life insurance on the life of any or all Participants to provide all or a substantial portion of the money needed to pay the amounts deferred under the Plan. Each Participant's Deferral Account shall be credited, as appropriate, with one or more of the following:

         (a.) Base Salary deferrals and Incentive Compensation deferrals made pursuant to Section 4 above;

         (b.) Employee Benefit Plan Equivalents as provided by Section 5.2 below; and

         (c.)     Gains or losses on deemed investment options as provided by
                  Section 5.3 below.

5.2. EMPLOYEE BENEFIT PLAN EQUIVALENT. To the extent the Company's contributions under its compensation-based benefit plans (including the Deluxe Corporation Supplemental Benefit Plan) are reduced as a result of the Participant's deferral of compensation under the Plan, the amount of such reduction shall be credited to the Participant's Deferral Account. Any amount credited under this procedure shall be credited as of the last day of the Plan Year during which such compensation was earned without regard to whether it is paid in a subsequent year. Any amount credited to a Deferral Account of a Participant under this Plan shall not be duplicated, directly or indirectly, under any other plan of the Company.

5.3. INVESTMENT OPTIONS. The Management Committee shall permit a Participant to allocate the Participant's Deferral Account among one or more investment options for purposes of measuring the value of the benefit. That portion of the Deferral Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options to make available, and the continued availability of selected investment options rests in the Management Committee's sole discretion. A Participant's request to allocate or reallocate among investment options must comply with any procedures established by the Management Committee and must be in such increments as the Management Committee may require. The Participant may not reallocate among investment options more frequently than once a quarter. All requests for allocation or reallocation are subject to acceptance by the Management Committee, at its discretion. If accepted by the Management Committee, an allocation request will be effective as soon as reasonably administratively practicable.


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5.4. CHARGES AGAINST DEFERRAL ACCOUNTS. There shall be charged against each
Participant's account any payments made to the Participant or his or her Beneficiary in accordance with Sections 6 or 7 of the Plan.

5.5. CONTRACTUAL OBLIGATION. It is intended that the Company is under a contractual obligation to make payments to a Participant when due. Such payments shall be made out of the general funds of the Company.

5.6. UNSECURED INTEREST. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.


                                    SECTION 6

                           PAYMENT OF DEFERRED AMOUNTS

6.1. EVENT OF MATURITY. A Participant's Deferral Account shall mature and shall become distributable in accordance with Section 6.2 and 6.3 upon the earliest occurrence of any of the following events:

         (a.)     The Participant's death;

         (b.)     The Participant's Disability; or

         (c.) The occurrence of the Selected Distribution Date (except that if the Selected Distribution Date occurs prior to Termination of Employment, the Event of Maturity shall be Termination of Employment).

6.2. FORM OF DISTRIBUTION. Upon the occurrence of an Event of Maturity specified in Section 6.1 effective as to a Participant, the Company shall commence payment of such Participant's Deferral Account (reduced by the amount of any applicable payroll, withholding and other taxes) in the form designated by the Participant in his or her enrollment subject to the rules of this Section 6. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits and such other information as may be requested by the Company and such application shall have been approved by the Company.

         6.2.1. FORM OF PAYMENT. Payment shall be made in whichever of the following forms as the Participant shall have designated in writing at the time of his or her initial enrollment or subsequent effective new designation under
Section 6.2.4 (to the extent that such election is consistent with the rules of this Plan):

         (a.) TERM CERTAIN INSTALLMENTS TO PARTICIPANT. Subject to Section 6.2.1(d), below, if the distributee is a Participant and the Deferral Account as of the applicable Event of Maturity (without giving effect to any gains or losses under Section 5.1(c) after such date) is at least Fifty Thousand Dollars


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                  ($50,000), in a series of monthly installments payable over a period not less than two (2) years and not more than ten (10) years. The amount of the monthly installments shall be approximately equal and shall include a reasonable gain or loss assumption as determined by the Company in its discretion from time to time.

         (b.) CONTINUED TERM CERTAIN INSTALLMENTS TO BENEFICIARY. If the distributee is a Beneficiary of a deceased Participant and payment had commenced to the deceased Participant before his or her death over a period as specified in paragraph (a) above, in a series of annual installments payable over the remainder of such period.

         (c.) LUMP SUM. If the distributee is either a Participant or Beneficiary (except as provided in Section 6.2.1(b)), in a single lump sum payment pursuant to Section 6.2.1(d), below.

         (d.) LUMP SUM DISTRIBUTION NOTWITHSTANDING DESIGNATION. If a Participant's total Deferral Account is less than Fifty Thousand Dollars ($50,000) at the earlier to occur of Termination of Employment or an Event of Maturity, then, even if the Selected Distribution Date occurs after the Termination of Employment and regardless of whether the Participant elected to have his or her Deferral Account paid in installments pursuant to Section 6.2.1(a), such Participant's Deferral Account shall be paid in a single lump sum pursuant to the provisions of Section 6.2.2(a) below. If a Participant elected and is receiving installment distributions pursuant to
                  Section 6.2.1(a) above (or if a Beneficiary is receiving installments pursuant to Section 6.2.1(b)) and if, during the period of installment distributions, the undistributed portion of such total Deferral Account becomes less than Five Thousand Dollars ($5,000), then the remaining Deferral Account shall be paid in a single lump sum.

         (e.) LUMP SUM DISTRIBUTION UPON DISPOSITION OF AFFILIATE. Notwithstanding the foregoing provisions of this Section 6.2.1 or any enrollment of a Participant to the contrary, if a Termination of Employment is deemed to occur on account of a sale or other disposition of stock or assets of an Affiliate, the Deferral Accounts of Participants employed by such Affiliate who are deemed to have had such a Termination of Employment shall be distributed in a single lump sum.

         6.2.2. TIME OF PAYMENT. Payment shall be made or commenced to a Participant in accordance with the following rules:

         (a.) TERMINATION OF EMPLOYMENT. If the payment is to be made or commenced on account of the Participant's Termination of Employment, payment shall be made within sixty (60) days of such Termination of Employment.


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         (b.)     DEATH -- INSTALLMENTS TO BENEFICIARY. If installments are
                  recommenced pursuant to Section 6.2.1(b) on account of the Participant's death, the recommencement of such installment payments shall begin within sixty (60) days after the later date of such Participant's death or approval by the Management Committee of such Beneficiary's application for recommencement of installments.

         (c.) DEATH -- LUMP SUM TO BENEFICIARY. If a single lump sum payment is to be made pursuant Section 6.2.1(c) to the Participant's Beneficiary, payment shall be made within the later of sixty
                  (60) days after the Participant's death or the approval by the Management Committee of such Beneficiary's application for payment.

         (d.) DISABILITY. If the payment is made on account of the Participant's Disability, payment shall be made in a single lump sum as if the Participant had a Termination of Employment as provided in paragraph (a) above, within sixty (60) days of the determination of the existence of such Disability.

         (e.)     SELECTED DISTRIBUTION DATE. Subject to the provisions of
                  Section 6.2.1(d), if payment is to be made or commenced on a Selected Distribution Date, payment will be made or commenced within sixty (60) days of such Selected Distribution Date. If the Selected Distribution Date is Termination of Employment, either because so designated by the Participant as the Selected Distribution Date or by default under Section 2.1(m), payment will be made or commenced within sixty (60) days of such Termination of Employment.

         (f.) DISPOSITION OF AFFILIATE. If the payment is to be made on account of the Participant's Termination of Employment on account of a disposition of an Affiliate, payment shall be made within sixty (60) days of such disposition.

         6.2.3. DEFAULT. If for any reason a Participant shall have failed to make a timely written designation of the form of distribution or of a Selected Distribution Date for payment (including reasons entirely beyond the control of the Participant), the payment shall be made in a single lump sum within sixty
(60) days of the Participant's Termination of Employment. No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's selection of a form of benefit.

         6.2.4. NEW DESIGNATION. At any time and from time to time, each Participant may file with the Chief Executive Officer of the Company (or as otherwise directed by the Management Committee) a new designation of a time and form of payment. Each subsequent designation shall supercede all prior designations and shall be effective as to the Participant's entire Deferral Account (including the portions of the Deferral Account attributable to periods before the new designation is filed) as if the new designation had been made in writing at the time of the Participant's initial enrollment. Notwithstanding the foregoing, any new designation shall be disregarded as if it had never been filed (and the prior effective designation shall be given effect) unless the designation was


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filed with the Chief Executive Officer of the Company (or as otherwise directed by the Management Committee) at least thirteen (13) months before the Participant's Termination of Employment.

         6.2.5. CODE SECTION 162(m) DELAY. If the Company determines that delaying the time when the initial payments are made or commenced would increase the probability that such payments would be fully deductible by the Company for federal or state income tax purposes, the Company may unilaterally delay the time of the making or commencement of such payments for up to twelve (12) months after the date such payments would otherwise be made.

6.3. SPECIAL RULE FOR eFUNDS PARTICIPANTS. Notwithstanding anything to the contrary in this Plan, the following provisions shall apply to all Participants who as of the spin off of eFunds Corporation ("eFunds") from the Company are employed by eFunds or a subsidiary or affiliated corporation of eFunds ("eFunds Participant"):

         (a.) The spin off of eFunds shall not constitute a Termination of Employment for purposes of this Plan and payment shall not be made or commenced to eFunds Participants based on the occurrence of the spin off.

         (b.) Unless eligible for distribution before the spin off, eFunds Participants shall not be eligible for payments of Deferral Accounts from the Plan until they have an Event of Maturity occurring after the spin off. Termination of Employment by eFunds (including all of its affiliates, defined as any business entity which is affiliated in ownership with eFunds and is recognized as an affiliate of eFunds by the Management Committee for purposes of this Plan) shall constitute a Termination of Employment for purposes of this Plan with respect to eFunds Participants.

         (c.) The deferral elections of eFunds Participants shall immediately and automatically terminate upon occurrence of the spin off and there shall be no further deferrals of compensation for such eFunds Participants into this Plan. There shall also be no further Employee Benefit Plan Equivalents credited to the eFunds Participants' Deferral Accounts after the spin off, except any credits reflecting deferrals occurring before the spin off. Deferrals related to Incentive Compensation earned before the spin off (even if paid after the spin off) will be credited to the eFunds Participants' accounts in accordance with the terms of their deferral elections for the 2000 Plan Year.

         (d.) All other provisions of the Plan shall remain in effect as to the eFunds Participants who shall become inactive Participants, including but not limited to the ability to allocate Deferral Accounts among Investment Options as provided at Section 5.3 and the crediting or debiting of such Deferral Accounts to reflect such Investment Options as provided at Section 5.1(c).


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                                    SECTION 7

                               FINANCIAL EMERGENCY

The Management Committee may alter the manner or timing of payment of a Deferral Account under Section 6 in the event that the Participant establishes, to the satisfaction of the Management Committee, severe financial hardship. In such event, the Management Committee may:

         (a.) Provide that all or a portion of the Deferral Account shall be paid immediately in a lump sum payment,

         (b.) Provide that all or a portion of the installments payable over a period of time shall be paid immediately in a lump sum, or

         (c.) Provide for such other installment payment schedules as it deems appropriate under the circumstances,

as long as the accelerated distribution shall not be in excess of that amount which is necessary for the Participant to meet the financial hardship.

Severe financial hardship shall be deemed to have occurred in the event of the Participant's impending bankruptcy, a Participant's or dependent's long and serious illness, or other events of similar magnitude. The Management Committee's determination as to the occurrence of a severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified, shall be final.


                                    SECTION 8

                                   BENEFICIARY

A Participant may designate a Beneficiary or Beneficiaries who, upon his or her death, shall receive the distributions that otherwise would have been paid to the Participant. All designations shall be in writing and shall be effective only if and when delivered to the Chief Executive Officer of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of such distribution, the designation shall vest in the Beneficiary all of the distributions, whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be paid to the Beneficiary's estate.

A Participant may, from time to time, change the Beneficiary or Beneficiaries by a written instrument delivered to the Chief Executive Officer of the Company. In the event a Participant shall not designate a Beneficiary or Beneficiaries pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distributions that otherwise would have been paid to such Participant shall be paid to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant's surviving issue) in equal shares if there is more than one member in such class surviving the Participant:


           Participant's surviving spouse
           Participant's surviving issue per stirpes and not per capita Participant's surviving parents
           Participant's surviving brothers and sisters
           Representative of Participant's estate.


                                    SECTION 9

                               NONTRANSFERABILITY

In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of payment hereunder, a Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan nor shall such rights be assigned or transferred by operation of law.


                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. DETERMINATIONS. The Management Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Management Committee shall have the discretionary authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Management Committee.

10.3. METHOD OF EXECUTING INSTRUMENTS. Information to be supplied or written notices to be made or consents to be given by the Management Committee pursuant to any provision of this Plan may be signed in the name of the Management Committee by any person who has been authorized to make such certification or to give such notices or consents.

10.4. CLAIMS PROCEDURE. The claims procedure set forth in this Section 12.4 shall be the exclusive procedure for the disposition of claims for benefits arising under the Plan.

         10.4.1. ORIGINAL CLAIM. Any Participant, former Participant or Beneficiary of such Participant or former Participant may, if he or she so desires, file with the Management Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Management Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was fled) to reach a decision on the claim. If the claim is denied in whole or in part, the Company shall state in writing:

         (a.)     The specific reasons for the denial;

         (b.) The specific references to the pertinent provisions of this Plan on which the denial is based;

         (c.) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d.) An explanation of the claims review procedure set forth in this section.

         10.4.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Management Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Management Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

         10.4.3. GENERAL RULES.

         (a.) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Management Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Management Committee upon request.

         (b.) All decisions on claims and on requests for a review of denied claims shall be made by the Management Committee.

         (c.) The Management Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d.) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Management Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e.) The decision of the Management Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f.) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of this Plan and all other pertinent documents in the possession of the Management Committee.

10.5. INFORMATION FURNISHED BY PARTICIPANTS. The Company and its Affiliates shall not be liable or responsible for any error in the computation of the Deferral Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Company, and used by it in determining the Participant's Deferral Account. The Company shall not be obligated or required to increase the Deferral Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Deferral Account of any Participant which are overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.


                                   SECTION 11

                                 ADMINISTRATION

11.1. COMPANY. Functions generally assigned in this Plan to the Company are delegated to the Committee, Chief Executive Officer and the Management Committee as follows:

         11.1.1. CHIEF EXECUTIVE OFFICER. Except as otherwise provided by the Plan and as set forth in Section 11.1.2, below, the Chief Executive Officer of the Company shall delegate to a Management Committee all matters regarding the administration of the Plan.

         11.1.2. COMMITTEE. Notwithstanding the foregoing general delegations to the Chief Executive Officer and the Management Committee, the Committee shall have the exclusive authority, which may not be delegated, to act for the
Company:

         (a.)     to amend or to terminate this Plan; and

         (b.) to consent to the adoption of the Plan by other business entities; to establish conditions and limitations upon such adoption of the Plan by other business entities.

         11.1.3. MANAGEMENT COMMITTEE.

         (a.) APPOINTMENT AND REMOVAL. The Management Committee, subject to the direction of the Committee and the Chief Executive Officer, shall have all of the functions and authorities generally assigned in this Plan to the Company. The Management Committee shall consist of one or members as may be determined and appointed from time to time by the Chief Executive Officer of the Company and they shall serve at the pleasure of such Chief Executive Officer and the Committee.

         (b.) AUTOMATIC REMOVAL. If any individual who is a member of the Management Committee is a director, officer or employee when appointed as a member of the Management Committee, then such individual shall be automatically removed as a member of the Management Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Company or any notice to the individual so removed.

         (c.) AUTHORITY. The Management Committee may elect such officers as the Management Committee may decide upon. In addition to the other authorities delegated elsewhere in this Plan to the Management Committee, the Management Committee shall:

                  (i.) establish rules for the functioning of the Management Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

                  (ii.) organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Management Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Management Committee, to keep its records and otherwise assist the Management Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan,

                  (iii.) determine from the records of the Company and its Affiliates the compensation, service records, status and other facts regarding Participants and other employees,

                  (iv.) cause to be compiled at least annually, from the records of the Management Committee and the reports and accountings of the Company and its Affiliates, a report or accounting of the status of the Plan and the Deferral Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant's benefits,

                  (v.) prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

                  (vi.) set up such rules as are deemed necessary to carry out the terms of this Plan,

                  (vii.) resolve all questions of administration of the Plan not specifically referred to in this Section,

                  (viii.) delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Management Committee or employees of the Company, such functions assigned to the Management Committee hereunder as it may from time to time deem advisable, and

                  (ix.) perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan and performing the duties imposed by the Plan on it.

         (d.) MAJORITY DECISIONS. If there shall at any time be three (3) or more members of the Management Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

11.2. CONFLICT OF INTEREST. If any officer or employee of the Company or an Affiliate, any member of the Committee, or any member of the Management Committee to whom authority has been delegated or redelegated hereunder shall also be a Participant or Beneficiary in the Plan, the individual shall have no authority as such officer, employee, Committee or Management Committee member with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees, Committee or Management Committee members as the case may be, to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his or her individual capacity in connection with any such matter.

11.3. DUAL CAPACITY. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

11.4. ADMINISTRATOR. The Company shall be the administrator for purposes of section 3(16)(A) of ERISA.

11.5. NAMED FIDUCIARIES. The Chief Executive Officer, the Committee and the Management Committee shall be named fiduciaries for the purpose of section 402(a) of ERISA.

11.6. SERVICE OF PROCESS. In the absence of any designation to the contrary by the Company, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

11.7. ADMINISTRATIVE EXPENSES. The reasonable expenses of administering the Plan shall be payable by the Company.


                                   SECTION 12

                            AMENDMENT AND TERMINATION

The Company expects the Plan to be permanent but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify or terminate the Plan at any time by action of the Committee.


                                   SECTION 13

                             LIFE INSURANCE CONTRACT

If the Company elects to purchase one or more life insurance contracts to provide it with funds to make payments under the Plan, the Company shall at all times be the sole and complete owner and Beneficiary of such contract(s), and shall have the unrestricted right to use all amounts and exercise all options and privileges under such contract(s) without the knowledge or consent of any Participant or Beneficiary or any other person; neither Participant, Beneficiary nor any other person shall have any right, title or interest whatsoever in or to any such contract(s).


                                   SECTION 14

                      MERGER, CONSOLIDATION OR ACQUISITION

In the event of a merger, consolidation or acquisition in which the Company is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on this Plan, all Deferral Accounts shall become immediately payable in full, notwithstanding any other provision of this Plan to the contrary.

                                   SECTION 15

                                NO VESTED RIGHTS

The Plan and the elections exercisable hereunder shall not be deemed or construed to be a written contract of employment between any Participant and the Company or any of its Affiliates, nor shall any provision of the Plan restrict the right of the Company or any of its Affiliates to discharge any Participant, nor shall any provision of the Plan in any way whatsoever grant to any Participant the right to receive any scheduled compensation, bonus, or other payment of any nature whatsoever.


                                   SECTION 16

                                 APPLICABLE LAW

This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This Plan has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.